                                                                    EXHIBIT 99.1


                                                                    NEWS RELEASE
                                                                Atlanta, Georgia
                                                                  April 30, 2004

                                                     Contact: Investor Relations
                                                           Phone: (770) 729-6510
                                            E-mail: Investor.relations@ems-t.com
                                                                   www.ems-t.com


[EMS TECHNOLOGIES LOGO]


                           EMS TECHNOLOGIES ANNOUNCES
                              FIRST QUARTER RESULTS

ATLANTA - APRIL 30, 2004 - EMS Technologies, Inc. (Nasdaq - ELMG) today reported earnings from continuing operations of $1.9 million, or $.17 per share, on revenues of $64.0 million for the first quarter of 2004. Including earnings from discontinued operations, the Company reported first quarter 2004 net earnings of $2.2 million, or $.20 per share.

         Alfred G. Hansen, president and chief executive officer, commented, "In the first quarter, our continuing operations were solidly profitable, even as we maintained our commitment to significant research and development efforts - an action that we believe will be rewarded as we proceed through the year - and as we contended with higher selling costs due to foreign currency translation rates.

         - "LXE set a new revenue record for the quarter, marking the sixth consecutive period for this achievement. First quarter revenues were particularly strong in International markets, which were encouraged by sales of recently introduced products and the continued strong purchasing power of foreign currencies against the U.S. dollar. First quarter revenues were also bolstered by the success of new service and partner programs introduced during 2003.

         - "Space & Technology/Atlanta once again performed very well, staying ahead of schedule and realizing further profit margin gains on its current programs. During the first quarter, this division also devoted considerable effort to proposal activities on several large defense programs that offer significant potential for the future.

         - "EMS Wireless announced in the first quarter that it had won a major contract to provide in-building wireless communications coverage for the Library of Congress, an award that adds to the momentum in the Wireless division's repeater line. We believe the wireless telecommunications market is poised for significant renewed growth, and the Wireless division further enhanced its market position with the introduction of a new line of remote electrical antennas that will help carriers in deploying their next generation of networks, as well as a band-select version of our Link2Cell(TM) indoor repeater that will allow service providers to enhance system coverage for high-value small or home office customers.

         - "SATCOM continues to expand its industry-leading product line. First-quarter product announcements included promising new applications of our renowned AMT-50 antenna: a hatch-mount AMT-50 for C130 aircraft that will allow rapid installation of high-speed communications systems for the military, and a helicopter-based version of

                                                                    NEWS RELEASE
                                                                     (Continued)

                                                                Atlanta, Georgia
                                                                  April 30, 2004


                  the AMT-50 that will enable high-speed communications for emergency management and search-and-rescue.

         - "The Satellite Networks ("SatNet") group added to its business base, delivering five systems and over 300 terminals during the first quarter. As new systems continue to be deployed and the installed base of systems grows, we believe that significant demand will build for broadband satellite-based services such as distance learning, voice-over-IP and military ruggedized communications.

         "During the first quarter, we also disposed of some excess real estate in Canada, which generated a non-operating gain of more than $900,000, with an after-tax benefit of less than $.06 per share. In addition, we strengthened our balance sheet by reducing our bank debt by more than $5 million.

         "We continue to pursue plans to sell our Space & Technology/Montreal division, which is currently reported as discontinued operations. This division reported its first profitable quarter in over a year, with revenues that were more than 70% higher than in either the immediately preceding quarter or the comparable quarter one year earlier.

         "Overall, it was a good start to the year, and we remain excited about the prospects for 2004. However, guidance about the future earnings performance of the Company is clearly subject to substantial uncertainties in current world economies, in defense spending priorities, and in the timing and strength of activity in our key markets - especially wireless telecommunications, where the rate of antenna orders is currently below our expectations. We continue to believe that the Company's continuing operations can achieve 10% - 15% growth for revenues in the range of $285 - $300 million for the year 2004, with related annual earnings from continuing operations of $.87 - $.92 per share. These results include estimated earnings per share of $.21 - $.23 for the second quarter of 2004 on revenues of $70 - $72 million."



                                     (MORE)


                                   Page - 2 -

                                                                    NEWS RELEASE
                                                                     (Continued)

                                                                Atlanta, Georgia
                                                                  April 30, 2004


EMS TECHNOLOGIES, INC. is a leading provider of technology solutions to wireless and satellite markets. The Company focuses on mobile information users, and increasingly on broadband applications. The Company is headquartered in Atlanta, employs approximately 1,600 people worldwide, and has manufacturing facilities in Atlanta, Montreal, Ottawa and Brazil.

The Company has five reporting segments...

- SPACE & TECHNOLOGY antennas and other hardware, for space and satellite communications, radar, surveillance, military countermeasures, and other specialized uses,

- LXE mobile computers and wireless local area networks, for materials handling and logistics,

- EMS WIRELESS base station antennas and repeaters, for PCS/cellular telecommunications,

- SATCOM antennas and terminals, for aeronautical, land-mobile and maritime communications via satellite,

- SATNET broadband technologies for use in high-data-rate, high-capacity satellite communication systems.

THERE WILL BE A CONFERENCE CALL AT 9:30 AM EASTERN TIME ON FRIDAY, APRIL 30 2004, IN WHICH THE COMPANY'S MANAGEMENT WILL DISCUSS THE FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2004. IF YOU WOULD LIKE TO PARTICIPATE IN THIS CONFERENCE, PLEASE CALL 800-867-1054 (INTERNATIONAL CALLERS USE 303-262-2211) WITHIN APPROXIMATELY 10 MINUTES BEFORE THE CALL IS SCHEDULED TO BEGIN. THE CONFERENCE IDENTIFICATION NUMBER IS 578400. A TAPED REPLAY OF THE CONFERENCE CALL WILL ALSO BE AVAILABLE THROUGH FRIDAY, MAY 7, 2004 BY DIALING 800-405-2236 (INTERNATIONAL CALLERS USE 303-590-3000) AND ENTERING THE FOLLOWING CODE: 578400.

Statements contained in this press release regarding the Company's expectations for its financial results for 2004, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...

- uncertainties related to identifying a purchaser of the Space &
Technology/Montreal division, as well as external market conditions and internal priorities and constraints that could affect a purchaser's willingness and ability to complete the transaction on the terms and timing expected by the Company;

- economic conditions in the U.S. and abroad and their effect on capital spending in the Company's principal markets;

- U.S. defense budget pressures on near-term spending priorities;

- volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, as well as the potential for realizing foreign exchange gains or losses associated with net foreign assets held by the Company;

                                     (MORE)


                                   Page - 3 -

                                                                    NEWS RELEASE
                                                                     (Continued)

                                                                Atlanta, Georgia
                                                                  April 30, 2004


- successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

- changes in the Company's consolidated effective income tax rate caused by the extent to which the actual levels and mix of taxable earnings among the U.S., Canada, and other taxing jurisdictions may vary from our current expectations;

- successful completion of technological development programs by the Company and the effects of technology that may be developed by competitors;

- successful transition of products from development stages to an efficient manufacturing environment;

- customer response to new products and services, and general conditions in our target markets (such as logistics, PCS/cellular telephony, and space-based communications);

- the availability of financing for satellite data communications systems and for expansion of terrestrial PCS/cellular phone systems;

- the extent to which terrestrial systems reduce market opportunities for space-based broadband communications systems by providing extensive broadband Internet access on a dependable and economical basis;

- the growth rate of demand for various mobile and high-speed communications services;

- development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

- the Company's ability to attract and retain qualified personnel, particularly those with key technical skills; and

- the availability of sufficient additional credit or other financing, on acceptable terms, to support the Company's expected growth.

Additional relevant factors and risks are identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                     (MORE)


                                   Page - 4 -

                                                                    NEWS RELEASE
                                                                     (Continued)

                                                                     Atlanta, GA
                                                                  April 30, 2004

                             EMS Technologies, Inc.
                      Consolidated Statements of Operations
                      (In millions, except per-share data)

                                                                            Comparable Periods
                                                                          ------------------------
                                                         1ST QTR           4th Qtr       1st Qtr
                                                          2004              2003           2003
                                                        ----------        ----------    ----------

Net sales                                                  $ 64.1            72.9           55.7
Cost of sales                                                40.5            47.1           35.2
Selling, general and administrative expenses                 15.6            16.3           12.7
Research and development expenses                             5.6             5.4            4.7
                                                           ------          ------         ------
  Operating income                                            2.4             4.1            3.1
Non-operating income                                          0.9             0.6             --
Foreign exchange gain (loss)                                  0.1              --             --
Interest expense                                             (0.6)           (0.6)          (0.6)
                                                           ------          ------         ------
  Earnings before income taxes                                2.8             4.1            2.5
Income tax expense                                           (0.9)           (1.3)          (0.8)
                                                           ------          ------         ------
  Earnings from continuing operations                         1.9             2.8            1.7
Earnings (loss) from discontinued operations                  0.3            (5.5)          (1.7)
                                                           ------          ------         ------
  Net earnings (loss)                                      $  2.2            (2.7)            --
                                                           ======          ======         ======

Net earnings (loss) per share:
      Basic - from continuing operations                   $ 0.17            0.26           0.16
      Basic - from discontinued operations                   0.03           (0.52)         (0.16)
                                                           ------          ------         ------
                 Basic earnings (loss) per share           $ 0.20           (0.26)            --
                                                           ======          ======         ======

      Diluted - from continuing operations                 $ 0.17            0.25           0.16
      Diluted - from discontinued operations                 0.03           (0.50)         (0.16)
                                                           ------          ------         ------
                 Diluted earnings (loss) per share         $ 0.20           (0.25)            --
                                                           ======          ======         ======

Weighted average number of shares:
  Common                                                     11.0            10.8           10.7
  Common and dilutive common equivalent                      11.3            11.0           10.7

                                     (more)

                                   Page - 5 -

                                                                    NEWS RELEASE
                                                                     (Continued)

                                                                     Atlanta, GA
                                                                  April 30, 2004

                             EMS Technologies, Inc.
                           Consolidated Balance Sheets
                                  (In millions)


                                                                 April 3          Dec 31
                                                                   2004            2003
                                                                 -------          -------
                        ASSETS
Cash                                                             $  12.1             14.2
Receivables billed                                                  45.4             56.6
Unbilled receivables under long-term contracts                      24.2             18.6
Customer advanced payments                                          (3.4)            (3.8)
                                                                 -------          -------
  Trade accounts receivable                                         66.2             71.4
                                                                 -------          -------
Inventories                                                         36.7             33.5
Assets held for sale                                                43.2             40.1
                                                                 -------          -------
     Current assets                                                158.2            159.2
                                                                 -------          -------
Net property, plant and equipment                                   36.6             38.5
Goodwill                                                            13.5             13.5
Other assets                                                        20.2             17.3
                                                                 -------          -------
                                                                 $ 228.5            228.5
                                                                 =======          =======

         LIABILITIES AND STOCKHOLDERS' EQUITY
Bank debt and current                                            $  32.6             38.1
  installments, long-term debt
Accounts payable                                                    18.2             18.8
Other liabilities                                                   20.5             18.3
Liabilities related to assets held for sale                         18.0             17.8
                                                                 -------          -------
     Current liabilities                                            89.3             93.0
Long-term debt                                                      15.3             15.5
Stockholders' equity                                               123.9            120.0
                                                                 -------          -------
                                                                 $ 228.5            228.5
                                                                 =======          =======

                                     (more)

                                   Page - 6 -

                                                                    NEWS RELEASE
                                                                     (Continued)

                                                                     Atlanta, GA
                                                                  April 30, 2004



                             EMS Technologies, Inc.
                                  Segment Data
                                  (In millions)

                                                                               Comparable Periods
                                                                            ------------------------
                                                          1ST QTR           4th Qtr          1st Qtr
                                                           2004              2003              2003
                                                         ---------          -------          -------
NET SALES
Space & Technology                                       $    13.0             12.9             12.5
  Less Sales to Discontinued Operations                       (0.2)            (0.2)            (0.5)
                                                         ---------          -------          -------
Space & Technology/Atlanta external sales                     12.8             12.7             12.0
LXE                                                           24.9             29.2             22.1
EMS Wireless                                                  12.2             15.2              8.8
SATCOM                                                        10.1             12.2             10.6
SatNet                                                         4.1              4.0              2.2
Other                                                           --             (0.4)              --
                                                         ---------          -------          -------
  Total                                                  $    64.1             72.9             55.7
                                                         =========          =======          =======

OPERATING INCOME (LOSS)
Space & Technology                                       $     0.8              0.8              1.0
LXE                                                            1.1              2.0              1.3
EMS Wireless                                                   0.1              0.6              0.1
SATCOM                                                         0.2              1.2              1.5
SatNet                                                        (0.1)            (0.4)            (0.9)
Other                                                          0.3             (0.1)             0.1
                                                         ---------          -------          -------
  Total                                                  $     2.4              4.1              3.1
                                                         =========          =======          =======

EARNINGS (LOSS) FROM CONTINUING OPERATIONS
Space & Technology/Atlanta                               $     0.4              0.5              0.5
LXE                                                            0.7              1.3              0.8
EMS Wireless                                                    --              0.5              0.1
SATCOM                                                         0.2              0.7              1.2
SatNet                                                        (0.2)            (0.5)            (0.8)
Other & Corporate                                              0.8              0.3             (0.1)
                                                         ---------          -------          -------
  Total                                                  $     1.9              2.8              1.7
                                                         =========          =======          =======

FOR FURTHER INFORMATION PLEASE CONTACT:  DON T. SCARTZ
                                         CHIEF FINANCIAL OFFICER
                                         770-729-6510


                                   Page - 7 -